EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to use in this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 of U.S. Energy Corp. of our reports dated March 12, 2010, relating to our audits of the financial statements and internal control over financial reporting, which are included in U.S. Energy Corp.’s Annual Report filed on Form 10-K which is incorporated by reference in the Prospectus, which is a part of such Registration Statement, and to the reference to our firm as “Experts” in such Prospectus.

/s/Hein & Associates LLP

HEIN & ASSOCIATES LLP

Denver, Colorado
May 7, 2010